UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

On December 20, 2006, Websense, Inc. (the “Registrant” or “Websense”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Leap Acquisition Corp., a wholly-owned subsidiary of Websense (“Merger Sub”), PortAuthority Technologies, Inc. (“PortAuthority”), PortAuthority Technologies Israel, Ltd. (together with PortAuthority, the “PortAuthority Companies”) and Donald Sullivan, as the Stockholders’ Representative.  The Merger Agreement provides that, at the effective time of the merger (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into PortAuthority, with PortAuthority continuing as the surviving entity and a wholly-owned subsidiary of Websense (the “Merger”).  The requisite PortAuthority stockholder approval necessary to approve the Merger has been obtained.

The aggregate merger consideration being paid to holders of PortAuthority capital stock for the outstanding preferred stock, common stock, warrants for preferred stock (on a net-exercise basis), vested options and certain carve-out payments to employees is an aggregate of $90 million, less PortAuthority transaction expenses.  The aggregate merger consideration will be further reduced by any amount by which the working capital, as of the “Measurement Date”, is estimated to be less than $4,950,000 (the “Estimated Working Capital Deficit”).  The “Measurement Date” is January 8, 2007 unless the Merger requires clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which currently is not expected to be required.  Upon the closing of the Merger, Websense will also assume approximately $4 million in PortAuthority indebtedness.

At the Effective Time, each PortAuthority unexercised warrant and each unexercised vested option will be terminated and converted into the right to receive merger consideration on a net-exercise basis.  Following the Merger, Websense will issue substitute non-qualified options to holders of PortAuthority options under PortAuthority’s 2004 Global Share Plan that remain unvested as of the Effective Time, are not vested by virtue of the Merger and are held by employees of the PortAuthority Companies who continue their employment with Websense.  Websense estimates that the substituted unvested Websense options will be exercisable for approximately 120,000 shares of Websense common stock.  The substituted unvested options will retain the vesting schedules provided for at the time of their original grant, which ranged from 2 to 4 year vesting periods.

At the closing of the Merger, $5,000,000 of the aggregate merger consideration will be contributed to an escrow fund (the “Escrow Fund”) which will be available for 12 months to indemnify Websense for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement.  Holders of PortAuthority preferred stock, common stock and warrants to purchase preferred stock will contribute to the Escrow Fund. Once damages for which Websense is entitled to indemnification exceed $125,000 in the aggregate, Websense will be entitled to indemnification for the whole amount of the damages from the Escrow Fund.  Following the closing of the Merger and subject to following the procedures set forth in the Merger Agreement, the final amount by which the working capital, as of the Measurement Date, is calculated to be less than $4,950,000 shall be determined (the “Final Working Capital Deficit”).  To the extent the Final Working Capital Deficit exceeds the Estimated Working Capital Deficit, Websense will be indemnified for the difference from the Escrow Fund.  Except in the case of fraud or intentional misrepresentation, indemnification for certain representations and certain pre-closing tax liabilities, the sole recourse of Websense for damages under the Merger Agreement shall be limited to the Escrow Fund.

The conditions to closing for Websense under the Merger Agreement include, among others:

•                  the representations and warranties of the PortAuthority Companies being true and correct in all material respects as of the signing and closing dates and the PortAuthority Companies having complied in all material respects with each of the covenants and obligations under the Merger Agreement;

•                  no event or circumstance having occurred since December 20, 2006 that has a material adverse effect on the PortAuthority Companies and no event having occurred or circumstance existing that could reasonably be expected to have or result in a material adverse effect on the PortAuthority Companies;

•                  no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger having been issued;

•                  no person having commenced or threatened to commence any legal proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger;

•                  certain employees of the PortAuthority Companies being employed by the PortAuthority Companies as of the Effective Time;

•                  the working capital, as of the Measurement Date, being at least $4,950,000; and

•                  If applicable, the waiting period pertaining to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”) having expired or terminated.

Both Websense and PortAuthority have the right to terminate the Merger Agreement on and after February 28, 2007 if the other party has not satisfied its conditions to closing prior to that date.  Furthermore, PortAuthority may terminate the Merger Agreement if the closing has not occurred on or before January 31, 2007 so long as no filing is required under the HSR Act and all conditions to Websense’s obligation to close have been satisfied.

In connection with the Merger, Websense has entered into voting agreements with certain PortAuthority stockholders named therein (the “Voting Agreements”), pursuant to which each such stockholder has, among other things, agreed to vote a specified number of shares of PortAuthority common stock owned by such stockholder in favor of the Merger and against competing acquisition proposals, in each case subject to and on the conditions set forth in the Voting Agreements.

Forward Looking Statements

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements, including statements regarding expectations for the acquisition of PortAuthority. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the merger transaction may not be completed by February 28, 2007, or at all; risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction; and risks related to any uncertainty surrounding the transaction. We caution investors not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: December 27, 2006	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial and accounting officer)